EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Brandon Black and Paul Grinberg, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ J. Brandon Black J. Brandon Black	President and Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2009

/s/ Paul Grinberg Paul Grinberg	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 3, 2009

/s/ George Lund George Lund	Executive Chairman of the Board	November 3, 2009

/s/ Timothy J. Hanford Timothy J. Hanford	Director	November 5, 2009

/s/ Richard A. Mandell Richard A. Mandell	Director	November 4, 2009

/s/ Willem Mesdag Willem Mesdag	Director	October 27, 2009

/s/ John J. Oros John J. Oros	Director	October 27, 2009

/s/ Christopher Teets J. Christopher Teets	Director	October 27, 2009

/s/ Warren Wilcox Warren Wilcox	Director	October 27, 2009

/s/ H Ronald Weissman H Ronald Weissman	Director	October 27, 2009